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                     U.S. SECURITIES AND EXCHANGE COMMISSION

                                 WASHINGTON, D.C.


                                   FORM 8-K


                                CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934




                               January 7, 2000
                ------------------------------------------------
                Date of Report (date of earliest event reported)





                        Citadel Environmental Group, Inc.
              -----------------------------------------------------
              Exact Name of Registrant as Specified in its Charter





          Colorado                   0-16423             84-0907969
---------------------------      ---------------    ----------------------
State or Other Jurisdiction      Commission File    IRS Employer Identifi-
     of Incorporation                Number             cation Number





       900 West Castleton Road, Suite 100, Castle Rock, Colorado 80104
       ---------------------------------------------------------------
         Address of Principal Executive Office, Including Zip Code


                               (303) 297-9656
            --------------------------------------------------
            Registrant's Telephone Number, Including Area Code


            621 17th Street, Suite 1730, Denver, Colorado  80293
         -----------------------------------------------------------
         Former Name or Former Address, if Changed Since Last Report

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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

     On January 7, 2000, Citadel Environmental Group, Inc. (the "Company") completed the acquisition of 100% of the outstanding common stock of Storage Area Networks, a Nevada corporation ("SAN"), in exchange for shares of the Company's Series BB Convertible Preferred Stock. The Company issued a total of 3,800,000 shares of its Series BB Convertible Preferred Stock to the shareholders of SAN at the Closing.

     The stock issuances were made pursuant to a Share Exchange Agreement ("Agreement") between the Company and SAN. The terms of the Agreement were the result of negotiations between the managements of the Company and SAN. However, the Board of Directors did not obtain any independent "fairness" opinion or other evaluation regarding the terms of the Agreement, due to the cost of obtaining such opinion or evaluation. The Agreement also provides for the issuance of a finder's fee in the amount of 220,000 shares of common stock immediately after the completion of the proposed 1-for-36 reverse split.

     The foregoing summary of the Agreement is qualified by reference to the complete text of the Agreement, together with the exhibits thereto, which is filed as Exhibit 10 hereto, and is incorporated herein by this reference.

     The Series BB Convertible Preferred Stock( the "Preferred Stock") is convertible into shares of the Company's common stock at the rate of one share of Preferred Stock for 36 shares of common stock, and each share of Preferred Stock entitles the holder to 36 votes. The Company intends to seek shareholder approval of a one for 36 reverse stock split as soon as the Company can prepare proxy materials and have them reviewed by the Securities and Exchange Commission. The Company estimates that the shareholder meeting will be held in early March. If and when the shareholders approve the reverse stock split the holders of the Preferred Stock will be able to convert their shares of Preferred Stock into common stock on a one for one basis.

     In compliance with one of the conditions to closing the transaction with SAN, the Company's Board of Directors, on December 20, 1999, authorized a stock dividend of 578,190 shares of Alliance Medical Corporation to the shareholders of the Company as of December 31, 1999. The shares were placed into an escrow and will be distributed once Alliance is an SEC reporting company and the distribution can be made in compliance with SEC rules. In the event that the distribution cannot be completed by December 31, 2001, the Alliance shares will revert to being an asset of the Company.

     In preparation for the SAN closing, the Company also offered the 26 existing preferred shareholders the opportunity to convert their preferred shares into common stock at the rate of 5 shares of common stock for every one share of preferred stock, and all 26 preferred shareholders accepted. As a result of this conversion, there were no shares of preferred stock outstanding in the Company as of the closing of the transaction with SAN except for the Series BB shares which were issued to the SAN shareholders in connection with the acquisition of SAN. The Company also has authorized 2,700,000 shares of Series AA Convertible Preferred Stock, and these shares were sold in a private offering which closed immediately after the closing of the SAN acquisition.

     The Series AA Convertible Preferred Stock is also convertible at the rate of one shares of Series AA for 36 shares of common stock, and each share of Series AA is entitled to 36 votes. The shares of Series AA were sold for $1.50 per share, raising the Company approximately $3,600,000 in net proceeds.


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     As a result of the transaction with SAN, the issuance of the 3,800,000 shares of the Company's Series BB Convertible Preferred Stock to the SAN shareholders, the conversion of the old preferred shares, the sale of 2,700,000 shares of Series AA Convertible Preferred Stock, and the issuance of the 220,000 shares (post-split) as a finder's fee following are those persons known by the Company to own 5% or more of the Company's Voting Stock:

                                                       Percent of
                                    Number of          Outstanding
Name and Address                      Votes               Votes
----------------                   -------------       -----------

L. W. Buxton                        48,336,012            18.2%
900 West Castleton Road
Suite 145
Castle Rock, CO  80104

Warren Smith                        45,600,012            17.1%
900 West Castleton Road
Suite 145
Castle Rock, CO  80104

     Effective on the closing of the acquisition, the Company's new officers and directors were as follows:

        Louis F. Coppage - Chairman of the Board

        L. W. Buxton     - President, Chief Executive Officer
                           and Director

        Warren Smith     - Chief Operating Officer, Vice President and
                           Director

        Cory J. Coppage  - Secretary and Treasurer

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     As described in Item 1 of this Report, on January 7, 2000, the Company acquired all of the outstanding common stock of SAN in exchange for 3,800,000 shares of the Company's Series BB Convertible Preferred Stock.

     In 1999, Storage Area Networks produced estimated annual gross revenues in excess of $11,000,000. Its business focuses on data storage systems integration, primarily with federal government customers. Utilizing various hardware and software products and manufacturers, SAN designs and implements data storage solutions, and in some cases provides long-term data storage administration and management servicing.

ITEM 5.  OTHER MATERIALLY IMPORTANT EVENTS.

     The Company intends to hold a special shareholders meeting in early March 2000, at which time shareholders will be asked to approve a change of the Company's name to SAN Holdings, Inc.; a one-for-thirty-six (1 for 36) reverse stock split; and a Stock Option Plan.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. The financial statements required by Rule 3-05(b) of Regulation S-X for SAN are not yet available, and will be filed by amendment on or before March 22, 2000.

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     (b)  PRO FORMA FINANCIAL INFORMATION.  The pro forma financial information required by Article 11 of Regulation S-X is not yet available, and will be filed by amendment on or before March 22, 2000.

     (c)  EXHIBITS.

          Exhibit 10    Share Exchange Agreement between Citadel
                        Environmental Group, Inc. and Storage Area
                        Networks


                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                  CITADEL ENVIRONMENTAL GROUP, INC.


Dated:  January 24, 2000          By:/s/ L. W. Buxton
                                     L. W. Buxton, President































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